                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                S.Y. Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               S.Y. BANCORP, INC.
                              1040 EAST MAIN STREET
                           LOUISVILLE, KENTUCKY 40206
                                 (502) 582-2571
                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  ------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of S.Y. BANCORP, INC. ("Bancorp") will be held on Wednesday, April 26, 2000, at 10:00 a.m., at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40206, for the following purposes:


      1. ELECTION OF DIRECTORS. To approve the action of the Board of Directors fixing the number of directors at fourteen (14) and to elect five (5) nominees as directors, each named in the accompanying Proxy Statement.

      2. OTHER BUSINESS. To consider and act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

      Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

      Only those holders of Bancorp Common Stock of record at the close of business on March 10, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      We hope you will be represented at the meeting. Please sign and return the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important. The Board of Directors of Bancorp appreciates the cooperation of shareholders in directing proxies to vote at the meeting.



Louisville, Kentucky                    By Order Of The Board Of Directors
March 22, 2000

                                        /s/ David H. Brooks

                                        David H. Brooks
                                        Chairman and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
        PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE
                       ACCOMPANYING POSTAGE PAID ENVELOPE.

                                TABLE OF CONTENTS

                                                                                Page
General .....................................................................   1

Relationship of Bancorp and the Bank ........................................   2

Voting at the Annual Meeting ................................................   2

Principal Holders of Bancorp Common Stock ...................................   3

Election of Directors .......................................................   4

Meetings and Committees of the Board ........................................   8

Section 16(a) Beneficial Ownership Reporting Compliance .....................   8

Report of Compensation Committee on Executive Compensation ..................   9

Compensation of Executive Officers and Directors ............................  10

Transactions With Management and Others .....................................  15

Information Concerning Independent Public Accountants .......................  15

Submission of Shareholder Proposals .........................................  16

Other Matters ...............................................................  16


                           ANNUAL REPORT ON FORM 10-K


A COPY OF S.Y. BANCORP, INC.'S 1999 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE WITHIN ONE BUSINESS DAY FOLLOWING RECEIPT OF A WRITTEN OR ORAL REQUEST DIRECTED TO: NANCY B. DAVIS, EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER, S.Y. BANCORP, INC., P.O. BOX 32890, LOUISVILLE, KENTUCKY 40232, (502) 625-9176. A COPY OF THE FORM 10-K MAY ALSO BE OBTAINED AT THE SEC'S INTERNET SITE, HTTP://WWW.SEC.GOV.

                               S.Y. BANCORP, INC.
                              1040 EAST MAIN STREET
                           LOUISVILLE, KENTUCKY 40206
                                 (502) 582-2571

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2000


                                     GENERAL

      This Proxy Statement is furnished to the shareholders of S.Y. BANCORP, INC. ("Bancorp") in connection with the solicitation of proxies by Bancorp's Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, April 26, 2000, at 10:00 a.m., local time, at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40206. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent or given to shareholders is March 20, 2000. The mailing address of Bancorp's principal executive offices is P.O. Box 32890, Louisville, Kentucky 40232-2890.

      Only shareholders of record at the close of business on March 10, 2000, are entitled to notice of and to vote at the Annual Meeting.

      Any valid and unrevoked proxy will be voted as specified in the proxy. If a shareholder does not specify otherwise, the shares represented by the shareholder's proxy will be voted (a) FOR approval of the action of the Board of Directors fixing the number of directors at fourteen (14) and FOR election of the persons named in this Proxy Statement as directors of Bancorp, in accordance with the terms and conditions set forth in this Proxy Statement; and (b) in their discretion, on any other matters that may properly come before the Annual Meeting, or any adjournment thereof, including matters incident to its conduct.

      All expenses of preparing, printing, mailing, and delivering the proxy and all materials used in the solicitation thereof will be borne by Bancorp. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telefax by directors and officers of Bancorp, none of whom will receive additional compensation for such services. Bancorp has also requested brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of Bancorp's Common Stock, held of record by them and will pay the reasonable expenses of such persons for forwarding such materials.

      Proxies may be revoked at any time before the taking of the vote at the Annual Meeting by written notice of revocation to the Secretary of Bancorp, by delivery of a later dated proxy or by voting in person at the meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Secretary in writing prior to voting of the proxy.

                      RELATIONSHIP OF BANCORP AND THE BANK

      Bancorp is a bank holding company within the meaning of the Bank Holding Company Act of 1956 and pursuant to that act is registered with the Board of Governors of the Federal Reserve System. Bancorp has one subsidiary. Stock Yards Bank & Trust Company ("the Bank") is wholly owned by Bancorp and engaged in the business of commercial banking. See "MEETINGS AND COMMITTEES OF THE BOARD".

                          VOTING AT THE ANNUAL MEETING

      On March 10, 2000, the record date for the Annual Meeting fixed by Bancorp's Board of Directors, there were issued and outstanding, and entitled to vote at the Annual Meeting, 6,637,846 shares of Bancorp Common Stock. Bancorp has no class of stock other than Common Stock. The holders of a majority of the total shares of Bancorp Common Stock issued and outstanding and entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. See note (3) to the tabulation under the heading, "PRINCIPAL HOLDERS OF BANCORP COMMON STOCK," for a discussion of shares held by the Bank in fiduciary capacities.

      Each share of Bancorp Common Stock is entitled to one vote on all matters presented to the shareholders with the exception of the election of directors. In the election of directors, Kentucky's Constitution mandates that shareholders have cumulative voting rights. Under cumulative voting rights, each shareholder is entitled to cast as many votes in the aggregate as equal the number of shares of Bancorp Common Stock owned by him or her multiplied by the number of directors to be elected. Each shareholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, in the shareholder's discretion.

      Directors will be elected by a plurality of the total votes cast at the Annual Meeting. Assuming five directors are to be elected, a plurality means that the five nominees receiving the highest number of votes will be deemed elected.

      Votes cast in person or by proxy at the Annual Meeting will be tabulated by the judges appointed for the meeting, who will conduct the voting and certify the results. The judges will also determine whether or not a quorum is present at the meeting. A shareholder entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposals to fix the number of directors. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated by the judges as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast for or against any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                    PRINCIPAL HOLDERS OF BANCORP COMMON STOCK

      At January 31, 2000, Bancorp had 6,645,946 shares of Bancorp Common Stock issued and outstanding held by 760 shareholders of record. The following tabulation shows the amount and percent of Bancorp Common Stock owned beneficially at January 31, 2000, by those persons known by Bancorp to own, or be deemed to own, beneficially five percent (5%) or more of such stock. The tabulation also shows the beneficial ownership of Bancorp Common Stock by all directors, executive officers and employees of Bancorp and the Bank at January 31, 2000. Unless otherwise noted, the sole voting and investment power with respect to such stock is held by the beneficial owner named. For a tabulation of the beneficial ownership of Bancorp Common Stock by individual directors of Bancorp and nominees for election as directors of Bancorp at the Annual Meeting, see "ELECTION OF DIRECTORS."


                                              AMOUNT AND NATURE          PERCENT OF
       NAME AND ADDRESS                         OF BENEFICIAL          BANCORP COMMON
     OF BENEFICIAL OWNER                        OWNERSHIP (1)           STOCK (1)(2)
Stock Yards Bank & Trust Company                  631,404(3)               9.50%
1040 East Main Street
Louisville, Kentucky 40206

Directors and executive officers of               935,296                 13.59%
Bancorp as a group (18 persons)(4)(5)

Directors, executive officers, and              1,234,808(6)              17.64%
employees of Bancorp and the Bank
as a group (240 persons)(4)(5)

Notes:

(1)   As of January 31, 2000.

(2) Shares of Bancorp Common Stock subject to currently exercisable options under Bancorp's Stock Option Plan are deemed outstanding for computing the percentage of Bancorp Common Stock of the person holding such options but are not deemed outstanding for computing the percentage of Bancorp Common Stock of any other person.

(3) Held by the Bank as agent, trustee, personal representative and in other fiduciary capacities, including 82,901 shares and 28,735 shares held as Trustee under the Bank's Employee Stock Ownership Plan (the "ESOP") and 401(k) plan, respectively. As to 78,416 shares held in the ESOP and 23,398 held in the 401(k) plan, participants direct the Bank, as Trustee, to vote the vested portion of the participant's account balance attributable to Bancorp Common Stock. The other 4,485 shares held by the Bank as Trustee under the ESOP (together with any shares for which no directions are received from participants in the ESOP) and 5,337 shares held by the Bank as Trustee under the 401(k) plan (together with any shares for which no directions are received from participants in the 401(k)) may then be voted in the same proportions as the directions given to the Bank, as Trustee, by the respective participants.

(4) "Executive Officer" means the chairman, president, any vice president in charge of a principal business unit, division or function, or other officer who performs a policy making function or any other person who performs similar policy making functions and is so designated by the Board of Directors.

(5) For a description of the voting and investment power with respect to the shares beneficially owned by the thirteen directors and nominees for election as directors of Bancorp, see the table under the heading, "ELECTION OF DIRECTORS."

(6) The shares held by the group, include 90,617 shares held by non executive officers and employees of the Bank. In addition, 120,824 shares are subject to currently exercisable stock options held by non executive officers of the Bank and 82,734 shares are held by present employees of the Bank in their ESOP and 401(k) accounts at December 31, 1999, with sole voting power and no current investment power. Bancorp has not undertaken the expense and effort of compiling the number of shares certain officers and employees of the Bank may hold other than directly in their own name.

                          ITEM 1. ELECTION OF DIRECTORS

      The Articles of Incorporation and Bylaws of Bancorp provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five (25) members. The bylaws provide that the exact number of members shall be fixed each year by the Board of Directors prior to the giving of notice of the Annual Meeting, subject to any later resolution adopted by the shareholders at the Annual Meeting. At its February 8, 2000 meeting, the Board of Directors fixed the number of directors at fourteen (14). The Board of Directors has recommended that the number of directors constituting the Board be fixed at fourteen for the ensuing year, subject to the approval of shareholders at the annual meeting. Assuming five directors are to be elected, there will be thirteen (13) individuals serving on the Board as of the date of the 2000 Annual Meeting.

      Bancorp's Articles of Incorporation direct the Board of Directors to be classified into three classes of directors of as nearly equal size as possible with only one class of directors being elected each year. Accordingly, at the 2000 Annual Meeting, five Directors are to be elected to hold office for three-year terms, or until their successors are elected and qualified with the exception of Mr. Crowner who will be elected to a two year term, the end of which will coincide with his retirement from the Board, as required by Bancorp's bylaws. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below. Proxies may not be voted for a greater number of persons than the number of nominees named below.

      At the Annual Meeting, a resolution will be submitted approving the action of the Board of Directors fixing the number of directors at fourteen (14), and, if such resolution is adopted, the five persons named in the following table will be nominated on behalf of the Board of Directors for election as directors of Bancorp. The affirmative vote of a majority of the shares of Bancorp Common Stock represented at the Annual Meeting in person or by proxy will be required for approval of the resolution fixing the number of directors.

      In the event (1) any person or persons other than the following nominees are nominated as directors, or (2) the number of directors to be elected shall be less or more than five, the proxies named in the enclosed proxy, or their substitutes, shall have the right in their discretion to vote for some number less or more than all the nominees or for less or more than all of the aforesaid nominees. In the event any of the nominees becomes unwilling or unable to accept nomination or election, the said proxies shall have the right to vote for any substitute nominee in place of the nominee who has become unwilling or unable to accept nomination or election. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director.

      All of the nominees and continuing directors of Bancorp are currently serving as directors of the Bank and were elected to that position on April 20, 1999, by the written consent of Bancorp, the sole shareholder of the Bank with the exception of Mr. McMahon who was elected as a director of Bancorp and the Bank at the January, 2000 meetings of each entity. It is anticipated that, if elected as directors of Bancorp at the Annual Meeting, Bancorp, as the sole shareholder of the Bank, will, by written consent, elect the following nominees and continuing directors of Bancorp as directors of the Bank to serve a one-year term.

      There are no arrangements or understandings regarding the selection or election of any of the following nominees as directors of Bancorp. All nominations for membership on the Board of Directors of Bancorp originated with the Board of Directors.

                                                                       BANCORP COMMON STOCK
NAME, AGE, AND                                                          BENEFICIALLY OWNED
YEAR FIRST BECAME                  PRINCIPAL OCCUPATION;               AT JANUARY 31, 2000
DIRECTOR (1)                       CERTAIN DIRECTORSHIPS (2)(3)     AMOUNT (4)(5)  % OF CLASS
NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING 2003

James E. Carrico                   President, Acordia of                  19,866     (6)
Age 58                             Kentucky
Director since 1978

Jack M. Crowner(7)                 Owner                                  68,387(8)   1.02%
Age 67                             Jack Crowner & Associates
Director since 1979

George R. Keller                   Founder, Tumbleweed                    18,356(9)  (6)
Age 50                             Mexican Food, Inc.
Director since 1991

Bruce P. Madison                   Vice President and                     29,104(10) (6)
Age 49                             Treasurer, Plumbers
Director since 1989                Supply Company, Inc.

Jefferson T. McMahon               Retired;                                4,200(12) (6)
Age 63                             Private Investor
Director since 2000(11)

CONTINUING DIRECTORS - TERM EXPIRING 2002

Charles R. Edinger, III            Vice President,                       112,837(13)  1.67%
Age 50                             J. Edinger & Son, Inc.
Director since 1984

David P. Heintzman                 President, S.Y. Bancorp, Inc.          80,086(15)  1.19%
Age 40                             and Stock Yards Bank & Trust
Director since 1992                Company(14)

Norman Tasman                      President, Secretary and              121,853(17)  1.80%
Age 48                             Treasurer, Tasman Industries, Inc.;
Director since 1995(16)            President, Tasman Hide
                                   Processing, Inc. and
                                   Tasman Omaha LLC

Kathy C. Thompson                  Executive Vice President and           41,775(19) (6)
Age 38                             Secretary, S.Y. Bancorp, Inc.;
Director since 1994                Executive Vice President,
                                   Stock Yards Bank & Trust
                                   Company(18)

                                                                       BANCORP COMMON STOCK
NAME, AGE, AND                                                          BENEFICIALLY OWNED
YEAR FIRST BECAME                  PRINCIPAL OCCUPATION;               AT JANUARY 31, 2000
DIRECTOR (1)                       CERTAIN DIRECTORSHIPS (2)(3)     AMOUNT (4)(5)  % OF CLASS
CONTINUING DIRECTORS - TERM EXPIRING 2001

David H. Brooks                    Chairman and Chief                     95,901(21)  1.42%
Age 57                             Executive Officer, S.Y.
Director since 1985                Bancorp, Inc. and Stock
                                   Yards Bank & Trust Company (20)

Carl T. Fischer, Jr.               Farmer and                             63,264(22) (6)
Age 66                             Horse Breeder
Director since 1980

Stanley A. Gall, M.D.              Professor and Chairman,                 5,200     (6)
Age 63                             Department of Obstetrics
Director since 1994                and Gynecology,
                                   University of Louisville

Henry A. Meyer                     President, Henry                       96,745(23)  1.43%
Age 69                             Fruechtenicht Co., Inc.
Director since 1966                Vice Chairman,
                                   S.Y. Bancorp, Inc.

Notes:

(1)   Ages listed are as of December 31, 1999.

(2) Except as otherwise noted, each director and nominee has been engaged in his or her principal occupation for five years or more.

(3) No director or nominee holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such act or any company registered as an investment company under the Investment Company Act of 1940.

(4) This column includes, in some instances, shares in which members of the nominee's or director's immediate family have a beneficial interest. The column does not, however, include the interest of certain of the listed nominees or directors in shares held by other non-dependent family members in their own right. In each case, the principal disclaims beneficial ownership of any such shares, and declares that the listing in this Proxy Statement should not be construed as an admission that the principal is the beneficial owner of any such securities.

(5) Includes for each non-employee director except Mr. Tasman, 3,200 shares subject to currently exercisable stock options issued under Bancorp's stock option plan. Includes for Mr. Tasman, 1920 shares subject to currently exercisable stock options.

(6)   Less than one percent (1%) of outstanding Bancorp Common Stock.

(7) Mr. Crowner is to be elected to a two-year term to coincide with his retirement from the Board of Directors at age 70 as required by Bancorp's Bylaws.

(8)   Includes 40,268 shares owned by Mr. Crowner's wife.

(9)   Includes 2,432 shares jointly owned by Mr. Keller and his wife.

(10) Includes 9,933 shares jointly owned by Mr. Madison and his wife, 724 shares owned by Mr. Madison's wife, and 14,523 shares held by Mrs. Madison as custodian for their minor children.

(11) Mr. McMahon was elected as a director of Bancorp and the bank at the meeting of the respective Boards of Directors held in January, 2000.

(12) Prior to his retirement in 1996, Mr. McMahon was an owner of Wendy's franchised stores in Louisville, Kentucky.

(13) Includes 21,319 shares owned by Mr. Edinger's wife and 64,791 shares owned by a family partnership for which Mr. Edinger shares voting control and derives approximately 3.3% economic benefit.

(14) Mr. Heintzman was appointed President of Bancorp and the Bank in January, 1993. He has been with Bancorp/the Bank since 1985.

(15) Includes 51,760 shares subject to currently exercisable stock options issued under Bancorp's Stock Option plans, 2,869 shares owned by Mr. Heintzman's wife, 1,816 shares held by Mr. Heintzman as custodian for his minor daughter, and 5,027 shares held in Mr. Heintzman's ESOP and 401(k) accounts at December 31, 1999.

(16) Mr. Tasman was elected as a director of Bancorp and the Bank at the meetings of the respective Boards of Directors held in January, 1995. Mr. Tasman was re-elected to the Board at the April, 1995 Annual Meeting.

(17) Includes 92,000 shares owned by Mr. Tasman's mother for which Mr. Tasman shares voting control but from which he derives no economic benefit. Includes 25,702 shares held jointly by Mr. Tasman and his wife, and 2,231 shares held as custodian for his minor son.

(18)  Ms. Thompson joined the Bank in June, 1992.

(19) Includes 36,000 shares subject to currently exercisable stock options issued under Bancorp's Stock Option Plans and 1,811 shares held in Ms. Thompson's ESOP and 401(k) accounts at December 31, 1999.

(20) Mr. Brooks was appointed Chairman and Chief Executive Officer of Bancorp and the Bank in January, 1993. He has been with Bancorp/ the Bank since 1971.

(21) Includes 60,880 shares subject to currently exercisable stock options issued under Bancorp's Stock Option Plans, 2,620 shares held by Mr. Brooks as custodian for his son, 23,128 shares owned by Mr. Brooks's wife, and 7,515 shares held in Mr. Brooks's ESOP and 401(k) accounts at December 31, 1999.

(22) Includes 39,232 shares held by Mr. Fischer as trustee under an irrevocable trust established by his father.

(23)  Includes 44,641 shares owned by Mr. Meyer's wife.


Messrs. David H. Brooks and David P. Heintzman and Ms. Thompson are among Bancorp's executive officers and the above tabulation also includes other information with respect to them. Bancorp's executive officers serve at the pleasure of Bancorp's Board of Directors and there are no arrangements or understandings regarding their selection or appointment as officers of Bancorp.

                      MEETINGS AND COMMITTEES OF THE BOARD
BOARD MEETINGS

      During 1999, the Board of Directors of Bancorp held a total of ten regularly scheduled and special meetings.

      All directors of Bancorp are also directors of the Bank. During 1999, the Bank's Board of Directors held a total of thirteen regularly scheduled and special meetings.

      All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members with the exception of Mr. Fischer who attended 73% of the aggregate number of meetings of the Board and committees of which he was a member.

COMMITTEES OF BANCORP

      Bancorp has a standing Audit Committee and Compensation Committee of the Board of Directors.

      Bancorp's Board of Directors considers matters relating to the selection and nomination of directors, but there is no standing nominating committee of the Board of Directors. There are no formal procedures whereby a security holder may recommend nominees to the Board of Directors.

      AUDIT COMMITTEE. The Audit Committee consists of five members of Bancorp's Board of Directors: James E. Carrico, Charles R. Edinger, III, Carl T. Fischer, Jr., Jefferson T. McMahon and Henry A. Meyer. The committee held four meetings in 1999. The committee reviews with Bancorp's independent auditors the results of the audit engagement, other services performed by the auditors, and the audit fees. Review of internal audit officer's detailed audit plans and reports, regulatory compliance officer's plans and reports and internal accounting controls are part of the function of the committee.

      COMPENSATION COMMITTEE. The Compensation Committee consists of four members of Bancorp's Board of Directors. The committee considers matters relating to the salary and other compensation of officers of the Bank and Bancorp. The members of the committee are James E. Carrico, Jack M. Crowner, Bruce P. Madison and Henry A. Meyer. The committee meets at least annually and held one meeting in 1999.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's directors, certain officers and persons who own more than 10% of the outstanding Bancorp Common Stock, to file with the Securities and Exchange Commission reports of changes in ownership of Bancorp Common Stock held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish Bancorp with copies of all forms they file under this regulation. Mr. Meyer, director of Bancorp, failed to file timely one such report, covering two transactions in 1999. To Bancorp's knowledge, based solely on a review of the copies of such reports furnished to Bancorp and representations that no other reports were required, all Section 16(a) filing requirements applicable to all other of its officers and directors were complied with during 1999.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee is comprised of four members of the Board of Directors who are not, nor have they been, employees of Bancorp or the Bank.

      It is the philosophy of the Committee to ensure the compensation of Bancorp's executive officers is adequate to attract and retain talented individuals with proven abilities to lead Bancorp and the Bank so growth and profitability are realized while maintaining stability and capital strength.

      The Compensation Committee engages William M. Mercer, Inc. to conduct a study of the Bank's executive officers' compensation. This study involves identifying comparable banks based on size, complexity and demographics as well as identifying similar positions within each peer bank to compare with each of the Bank's executive officers. Factors considered when comparing other institutions' compensation information to that of the Bank include earnings per share, return on average assets and equity, and one and five year total shareholder return. These factors are used to determine the percentile the Compensation Committees should use to compare the Bank's executive officers' compensation with those of peer institutions. There is also a qualitative relationship between performance and executive officer compensation. The salary increases noted in the Summary Compensation Table under the heading "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS," were made in light of Bancorp's and the Bank's market and earnings growth and other favorable factors. Salaries are based on individual performance contributions within a competitive salary range for each position. Pay levels are competitive within a range the Committee considers to be reasonable and necessary.

      BASE SALARY. The salaries of the executive officers are determined substantially as described above with additional considerations. Factors affecting and considerations made for the Chief Executive Officer's salary are substantially the same as those for other executive officers. In addition to the process described above, the Committee considers the executive's leadership skills and managerial results. Among these considerations are consolidated financial performance and condition, growth of the Bank, regulators' conclusions, community involvement, the executive's ability to choose and lead his/her respective management teams and the recommendation of the Chief Executive Officer. Objective, subjective, quantitative and qualitative measures are used. The Committee reaches a conclusion as to an appropriate salary and presents it to the Board of Directors for discussion and approval. While peer group comparisons of salaries include companies which are also included in the indices used for the shareholder return performance graph on page 14 there is no direct correlation between the companies used in CEO compensation and companies included in that graph.

      ANNUAL INCENTIVE COMPENSATION. The objective of the Management Incentive Plan is to deliver competitive levels of compensation for the attainment of annual financial objectives and operating results. The Committee believes these to be primary drivers of stock price performance over time. The annual determination as to whether incentives will be paid is based upon the achievement of certain set goals for earnings growth, return on average assets and return on average equity. The Committee feels that in a time of significant expansion, there is potential for strong earnings growth as long as the process is managed with adequate focus on cost control. Therefore, the Committee established a tiered incentive program based upon the achievement of net income goals.

      For the CEO and President, the formula requires at least a 10% increase in Bancorp's corporate earnings per share, over the prior year. The actual payment for 1999 was 36% of base pay for attaining an 18% increase in earnings per share. The incentive determination for Greg Hoeck and Nancy Davis was at a reduced percentage of the aforementioned formula. For Kathy Thompson the formula required at least a 10% increase in the Trust Department's operating income over the prior year. The actual payment for 1999 was 20% of base pay for attaining a 15% increase in operating profit.

      LONG TERM INCENTIVES. The Committee also believes the best interests of shareholders to be served by providing those persons having responsibility for the management and growth of Bancorp and the Bank with an opportunity to increase their ownership of Bancorp Common Stock. Executive officers are granted options, from time to time, giving them the right to purchase Bancorp Common Stock at a specified price in the future. The number of stock options granted is based upon individual performance contributions and comparative practices. See the discussion under "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS-Stock Incentive Plan" page 11.

      In summary, the Committee believes the total compensation program for Bancorp's executive officers is competitive with programs offered by similar institutions, and executive compensation is appropriate to further the goals and objectives of Bancorp and the Bank.

                             COMPENSATION COMMITTEE
                    James E. Carrico         Jack M. Crowner
                    Bruce P. Madison         Henry A. Meyer

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

      The following table shows the compensation paid by the Bank for the three years ended December 31, 1999, for services in all capacities to executive officers of Bancorp.

                           Summary Compensation Table

                                                                  Long Term
                                                                   Compen-
                                     Annual Compensation            sation
                                                        Other     Securities
Name and                                                Annual      Under-     All Other
Principal                                              Compen-       lying      Compen-
Position                Year    Salary     Bonus(1)    sation(2)    Options    sation (3)
David H. Brooks         1999   $245,000    $88,200           -      10,200     $37,877
Chairman and Chief      1998    225,000     90,000           -       2,000      35,106
Executive Officer       1997    195,000     78,000           -       4,000      37,457

David P. Heintzman      1999    210,000     75,600           -       8,600      37,033
President               1998    190,000     76,000           -       2,000      34,744
                        1997    159,000     63,600           -       4,000      36,200

Kathy C. Thompson       1999    147,000     29,400           -       3,200      35,019
Executive Vice          1998    140,000     56,000           -       2,000      32,327
President               1997    108,000     30,000           -       2,000      28,894


Gregory A. Hoeck        1999    120,000     21,000           -       2,600      10,115
Executive Vice          1998     68,115     20,000           -           -         407
President               1997          -          -           -           -           -

Nancy B. Davis          1999    110,000     21,000           -       2,600      19,658
Executive Vice          1998     85,000     17,000           -       2,000      14,424
President, Secretary,   1997     73,500     15,000           -       2,000      12,643
Treasurer and Chief
Financial Officer

Notes:

(1) Incentive compensation plan is described in "REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION," page 9.

(2) The aggregate amount of all perquisites and other personal benefits received by the individuals listed in the above table did not exceed 10 percent of the total annual salary reported for the respective executive officer.

(3) Includes director compensation (See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS-Director Compensation") and contributions by the Bank to the Bank's defined contribution plans (money purchase, deferred income (401(k)) profit sharing and employee stock ownership plans) as set forth below. Also includes various payments, primarily life insurance policy premiums. The officer's families are the beneficiaries of these policies.

                                Mr. Brooks   Mr. Heintzman  Ms. Thompson   Mr. Hoeck     Ms. Davis
Director compensation             $ 9,100       $ 9,100       $ 9,100        $    -        $    -
Contribution to money
   purchase plan                   15,550        15,550        13,917         3,963         9,278
Contribution to 401(k) plan         6,400         6,400         6,665         3,600         6,542
Contribution to ESOP                3,200         3,200         2,934         1,200         2,181
Other                               3,627         2,783         2,403         1,352         1,657

Stock Incentive Plan

      Bancorp has a stock option plan under which options may be granted to officers, other key employees of the Bank, and non-employee directors. Key employees are those persons who, in the judgment of the Compensation Committee, are mainly responsible for the success of the Bank. Options under this plan are granted at the fair market value of Bancorp's Common Stock at the time of the grant.

OPTIONS GRANTED IN LAST FISCAL YEAR

      The following table summarizes options granted during fiscal 1999 to the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of 1999.

                                                                                          Potential Realizable
                              Number            % of                                     Value at Assumed Annual
                            Securities          Total                                     Rates of Stock Price
                            Underlying         Options    Exercise                          Appreciation for
                             Options           Granted      Price    Expiration              Option Term(4)
Name                         Granted           in 1999    Per Share     Date             5%                 10
David H. Brooks               10,200(1)         20.86%      $23.94   1/12/2009      $    153,600      $    389,100

David P. Heintzman             6,400(1)         13.09%       23.94   1/12/2009            96,400           244,200
                               2,200(2)          4.50%       23.94   4/20/2009            33,100            83,900

Kathy C. Thompson              3,200(2)          6.54%       23.94   4/20/2009            48,200           122,100

Gregory A. Hoeck               2,600(3)          5.32%       23.94   4/20/2009            39,100            99,200

Nancy B. Davis                 2,600(2)          5.32%       23.94   4/20/2009            39,100            99,200

All Shareholders           6,645,946(4)           n/a          n/a         n/a      $100,049,200      $253,544,200

(1) These options were granted in January, 1999 and became exercisable six months following the grant date.

(2) These options were granted in April, 1999 and became exercisable six months following the grant date.

(3) These options were granted in April, 1999 and become exercisable in 20% increment over five years beginning one year after grant date.

(4) All shareholders are shown for comparison purposes only. The potential realizable value to all shareholders is the aggregate net gain for all shareholders, assuming a hypothetical ten-year option granted at $23.94 per share in January, 1999, if the price of Bancorp stock increases the assumed annual rates shown in the table. There can be no assurance that Bancorp's Stock will perform at the assumed annual rates shown in the table. Bancorp neither makes nor endorses any prediction as to future stock performance. The potential realizable value of stock price appreciation for the option term for all executive officers of Bancorp at 5% is $409,500 and at 10% is $1,037,700, which represents .41% of the total potential realizable value for all shareholders at 5% and 10%.

      The following table shows, as to the individuals included in the Summary Compensation Table, information as to aggregate options exercised in 1999 and December 31, 1999 year end option values.

      Aggregated Options Exercised In 1999 And 1999 Year End Option Values

                          Shares                      Number of Securities
                         Acquired                    Underlying Unexercised       Value of Unexercised
                            on         Value               Options at            In the Money Options at
     Name                Exercise     Realized          December 31, 1999          December 31,1999(1)

                                                    Exercisable  Unexercisable  Exercisable  Unexercisable
David H. Brooks            7,000      $159,286        55,440         5,440       $667,993      $ 79,560
David P. Heintzman             -             -        46,320         5,440        504,412        79,560
Kathy C. Thompson              -             -        32,000         4,000        387,495        58,500
Gregory A. Hoeck               -             -             -         2,600              -             -
Nancy B. Davis                 -             -        25,000         2,400        293,895        17,700

(1) In the money computation based upon December 31, 1999 market value of Bancorp's Common Stock of $21.88.

Senior Officer Security Plan
      The Bank has established a Senior Officer Security Plan (the "Security Plan") for a select group of management and highly compensated officers who contribute materially to the continued growth, development and future business success of the Bank. Life insurance owned and paid for by the Bank has been purchased on each covered officer. The Security Plan is designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Bank will recover both the cost of benefits and after tax costs of the plan. The amount of benefits to be received under the Security Plan was determined by projecting each participant's current salary amount to that at his/her retirement date. His/her expected social security benefits and expected benefits under the defined contribution plans were also estimated. The Security Plan supplemental retirement benefit amount was determined to be the amount necessary to bring total retirement payments to an approximate 75% of his/her projected salary at retirement age.

      Under the Security Plan, the following individuals listed in the Summary Compensation Table at page 10 will receive the following annual supplemental retirement benefits at their normal retirement age of 65:

                    David H Brooks            $84,000 each year for 15 years
                    David P. Heintzman        $136,500 each year for 15 years
                    Kathy C. Thompson         $82,000 each year for 15 years

      In addition, there are pre-retirement death and disability benefits provided by the Security Plan.

Senior Executive Severance Agreement

      The Bank has established a Senior Executive Severance Agreement (the "Severance Agreement") for certain Executive Officers of the Bank. Bancorp and the Bank have concluded it to be in the best interests of Bancorp, its Shareholders and the Bank to take reasonable steps to help assure key executives of the Bank that they will be treated fairly in the event of a tender offer or takeover bid, or an actual Change in Control. It is important, should Bancorp receive take over or acquisition proposals from third parties, that Bancorp be able to call upon the key executives of the Bank for their advice and assessment of whether such proposals are in the best interests of shareholders, free of the influences of their personal employment situations. This severance agreement was not entered into because of any belief by management that a Change in Control of Bancorp was imminent.

      The Severance Agreement provides that, in the event (1) an executive is forced to resign following a Change in Control of Bancorp or (2) an executive voluntarily terminates employment with the Bank for up to three years following a Change in Control, the Bank will pay the executive a severance payment equal to 299 percent of the executive's annual salary. Should voluntary termination occur between 24 and 36 months following the Change in Control, the executive will receive only 2/3 of the severance payment. Furthermore, if the executive is 58 years old or more at the date of the severance payment, the amount of the payment is reduced. As the executive approaches retirement age of 65 years, the severance payment decreases proportionately to zero at age 65. The severance agreement also provides that the Bank pay legal fees and expenses incurred in contesting any termination or enforcing the severance agreement.

      In the event of receipt of severance payments by an executive officer, the executive officer, for a period of eighteen months will not solicit customers of the Bank, divert from the Bank any customer of the Bank or solicit for employment any employee of the Bank.

DIRECTOR COMPENSATION

      Directors of Bancorp receive no compensation for attendance at regular or special meetings of the board if the meetings are held immediately before or after a regular or special meeting of the Board of Directors of the Bank. However, Bancorp's directors are paid $700 for each meeting of Bancorp's Board of Directors attended if the meeting is not held immediately before or after a meeting of the Board of Directors of the Bank. Bancorp's directors, who are also directors of the Bank, are paid $700 for each Bank board meeting attended. Non-employee directors receive an annual retainer of $2,400.

      Non-employee directors of Bancorp and the Bank who are members of the various committees of the Board of Directors are also paid the following fees:
$200 per meeting attended of Bancorp's Audit Committee and the Bank's Compensation, Loan and Trust Committees.

      Non-employee directors receive a one-time grant of options to purchase 1,000 shares of Bancorp Common Stock. These options are granted at the fair market value of Bancorp Common Stock at the time of the grant and are adjusted for subsequent stock splits, stock dividends, etc.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following performance graph compares the performance of Bancorp Common Stock to the SNL AMEX Bank index and SNL Midwest Bank index for Bancorp's last five fiscal years. The graph assumes the value of the investment in Bancorp Common Stock and in each index was $100 at December 31, 1994, and that all dividends were reinvested.

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                             1994       1995      1996      1997      1998      1999
S.Y. Bancorp, Inc.          $100.00   $143.79   $203.33   $298.28   $341.38   $318.85
SNL AMEX Bank Index          100.00    146.98    190.04    324.36    337.35    310.54
SNL Midwest Bank Index       100.00    147.77    201.03    325.95    346.70    272.40

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of Bancorp and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. In the opinion of management of Bancorp and the Bank, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

      At December 31, 1999, loans to directors and officers of Bancorp and the Bank and their associates totaled $6,498,000, equaling 12.9% of the Bancorp's consolidated stockholders' equity.

      During 1999, Bancorp and the Bank purchased property damage and other insurance through Acordia of Kentucky, a general insurance agency, for which net premiums aggregating $85,300 were paid to Acordia of Kentucky. Net commissions earned by Acordia of Kentucky on account of such insurance totaled $11,000 in 1999. Mr. James E. Carrico, a director of Bancorp and the Bank, is a shareholder, director and President of Acordia of Kentucky.

              INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP has been engaged to audit the consolidated financial statements of Bancorp for the past eight years. Management intends to recommend that KPMG LLP be engaged to perform the independent audit of Bancorp's consolidated financial statements for the year ending December 31, 2000, and it is anticipated that such recommendation will be followed by Bancorp's Board of Director.

      Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

      Any proposals by shareholders intended to be presented at Bancorp's 2001 Annual Meeting of shareholders must be received by Bancorp at its principal executive offices by November 22, 2000, to be included in Bancorp's Proxy Statement and form of proxy for the 2001 Annual Meeting. The Board of Directors will decide, subject to the rules of the Securities and Exchange Commission, whether such proposals are appropriate for inclusion in the proxy statement and form of proxy.

      In addition, Bancorp's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to an Annual Meeting. Such notice must be submitted to the secretary of Bancorp no earlier than 90, nor later than 60, days before an Annual Meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in Bancorp's proxy statement.


                                  OTHER MATTERS

      The officers and directors of Bancorp do not know of any matters to be presented for shareholder approval at the Annual Meeting other than those described in this Proxy Statement. If any other matters should come before the Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.



                                        By Order Of The Board Of Directors


                                        /S/ David H. Brooks

                                        David H. Brooks
                                        Chairman and Chief Executive Officer
                                        S.Y. Bancorp, Inc.

Louisville, Kentucky
March 22, 2000

                               S.Y. BANCORP, INC.
                              1040 EAST MAIN STREET
                           LOUISVILLE, KENTUCKY 40206

                        PROXY FOR HOLDERS OF COMMON STOCK
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 26, 2000

      The undersigned hereby appoints David H. Brooks and David P. Heintzman, or either of them, attorneys with power of substitution and revocation to each, to vote any and all shares of Common Stock of S.Y. Bancorp, Inc. ("Bancorp") held of record by the undersigned, in the name and as the proxy of the undersigned, at the Annual Meeting of shareholders of Bancorp (the "Annual Meeting") to be held at Stock Yards Bank & Trust Company's Exchange Building dining room, 1048 East Main Street, Louisville, Kentucky 40206, on April 26, 2000, at 10:00 a.m., Eastern Time, or any adjournment thereof, hereby revoking any prior proxies to vote said stock, upon the following proposals more fully described in the Notice of and Proxy Statement for the meeting (receipt of which is hereby acknowledged):

(1) FOR / / AGAINST / / ABSTAIN / / a proposal to approve the action of the Board of Directors fixing the number of directors at fourteen (14) and electing at the Annual Meeting five (5) directors.

(2) ELECTION OF DIRECTORS - Nominees are: James E. Carrico; Jack M. Crowner; George R. Keller; Bruce P. Madison; Jefferson T. McMahon.

      Mark  one box only.

            / /   FOR ALL nominees listed above
            / /   FOR ALL nominees listed above EXCEPT the following:
            / /   WITHHOLD authority to vote for ALL nominees listed above

(3) OTHER BUSINESS. To consider and act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

      The Board of Directors recommends a vote "FOR" the above proposals.

      THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


Date:________________________, 2000         ____________________________________

                                            ____________________________________
                                                         (Signatures)

      Should the above signed be present and elect to vote at the Annual Meeting of Shareholders or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
      The above signed acknowledges receipt from the Corporation, prior to the execution of this proxy, of the Notice of the Annual Meeting of Shareholders, a proxy statement for the Annual Meeting of Shareholders, and an Annual Report on Form 10-K.
      Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required but each holder should sign, if possible.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY